UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2023 (March 27, 2023)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road,

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2023, Newell Brands Inc. (the “Company”) and certain of its subsidiaries, as subsidiary borrowers (the “Subsidiary Borrowers”), entered into an amendment to the five-year revolving credit agreement (the “First Amendment”) with a syndicate of banks led by JPMorgan Chase Bank, N.A., as Administrative Agent. The First Amendment amends the Company’s existing revolving credit agreement, dated as of August 31, 2022, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders party thereto (the “Revolving Credit Agreement”). Capitalized terms used herein shall have the meanings in the Revolving Credit Agreement.

The First Amendment amends Section 6.06 of the Revolving Credit Agreement to provide that as of the end of the fiscal quarters ending on June 30, 2023, September 30, 2023, December 31, 2023 and March 31, 2024 (the “Applicable Quarters”), the Interest Coverage Ratio will not be less than 3.00 to 1.00. The amendment to the Interest Coverage Ratio is only effective during the Applicable Quarters and thereafter reverts to 3.50 to 1.00. The First Amendment also revises the definition of Consolidated EBITDA (for the remaining duration of the Revolving Credit Agreement) to specify the inclusion of non-cash expenses resulting from the grant of stock, stock units and stock options (including, without limitation, restricted stock units) as compensation to employees of the Company or any of its Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting, among the other items that may be added to Consolidated Net Income when calculating Consolidated EBITDA.

The foregoing summary of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Some of the potential lenders under the First Amendment and the Revolving Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries and affiliates for such services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Amendment No. 1, dated March 27, 2023, to the Third Amended and Restated Credit Agreement, dated as of August 31, 2022, among Newell Brands Inc., the Subsidiary Borrowers party thereto, the Guarantors from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted from Annex A pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: March 31, 2023	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal & Administrative Officer
and Corporate Secretary